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                                                                   EXHIBIT 10.12

                                LOAN AGREEMENT

     This Loan Agreement is entered into effective the 15th day of September, 1998, by and between Business Exchange Investments, Inc (a Nevada Corporation) ("Lender") and Power Exploration, Inc. ("borrower").

                                   WITNESSETH

     Whereas, "BORROWER" is the owner of 100% of Oil Seeps, Inc a Texas corporation (hereinafter referred to as "OSI"): and

     Whereas, as part of the inducement to Lender to enter into an Agreement to lend Two Hundred and Fifty Thousand Dollars ($250,000), Borrower has agreed to pledge 100% of the shares of OSI. Evidenced by the attached special minutes of the Board of Directors of Power Exploration, Inc. (said shares being referred to herein as the "COLLATERAL") as security for its obligations;

NOW, THEREFORE, in consideration of the agreements and promises herein recited and contained, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   PLEDGE OF COLLATERAL

     Borrower has agreed to and does hereby pledge for the benefit of Lender the COLLATERAL, said COLLATERAL being validly issued together with a duly executed stock transfer powers or powers in blank. The COLLATERAL is pledged as security for the payment in full of the obligations by Borrower to Lender in the amount of Two Hundred and Fifty Thousand Dollars ($250,000) plus interest at the rate of Ten percent per annum. Lender shall have a lien upon security title to and a security interest in all of the COLLATERAL delivered pursuant hereto.

2.   VOTING AND DIVIDENDS

     So long as no default has occurred hereunder, Lender shall be entitled to vote any and all COLLATERAL, receive all dividends, and give all consents, waivers and ratifications in respect thereof. All such rights to vote, receive dividends, and give consents, waivers and ratifications shall cease upon the occurrence of a default as defined in Paragraph 5 hereof.
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3.   WARRANTIES

     BORROWER hereby warrants to LENDER that he is the sole and lawful owner of the COLLATERAL; that the COLLATERAL is free and clear of all encumbrances and liens and that BORROWER have full right to pledge, assign, convey and transfer the COLLATERAL as provided herein.

4.   TERMS AND CONDITIONS

     LENDER by their execution of the loan Agreement, accept the pledge of the COLLATERAL hereunder and agree to hold the COLLATERAL in accordance with the provisions hereof and applicable law.

5.   REMEDIES FOR DEFAULT

     A.   The following constitutes a default hereunder:

          (i) Failure by BORROWER to pay LENDER, on or before January 15, 1999 the sum of Two Hundred and Fifty Thousand Dollars ($250,000) together with interest at the rate of Ten Percent (10%) per annum; or

          (ii) The breach of any of the warranties, representations, covenants, or agreements applicable to the acquisition of the securities, the subject matter of this Loan Agreement, and the failure to cure the same after receipt of written notice as is set forth therein.

     B.   Upon the occurrence of a default, LENDER;

          (i) At any time thereafter, so long as such default is continuing and, at its option, exercise its rights under this Loan Agreement;

          (ii) Vote all or any part of the COLLATERAL (whether or not transferred into its name or the name of the nominee or nominees as provided below) and give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof;

          (iii) Exercise from time to time any right and remedies available under the Uniform Commercial Code as in effect at that time; and

          (iv) Subject to any requirements of applicable law, and without limiting any rights otherwise available hereunder or under law, transfer into its name, or into the name of any nominee or nominees LENDER may appoint, all or part of the COLLATERAL and retain the same in full satisfaction from any further; or sell, assign and deliver the
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                COLLATERAL at public or private sale for cash, on credit or for other property, for immediate or future delivery, without any assumption of credit risk, and for such price or prices and on such terms as in LENDER'S uncontrolled discretion may determine.

                If any notification of intended disposition of any of the COLLATERAL is required by law, such notification shall be deemed reasonable and properly given if in writing and mailed at least thirty (30) days before such disposition by prepaid registered or certified mail, addressed to the address specified below.

    C. If sold at public sale, any proceeds of any disposition of the COLLATERAL may be applied to the payment of expenses in connection with the COLLATERAL, including reasonable attorney's fees and legal expenses, and any balance of such proceeds after payment Two Hundred and Fifty Thousand Dollars ($250,000) and expenses shall be returned. No delay or failure on the part of LENDER the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no remedy hereunder shall preclude any further exercise thereof or the exercise of any other right or remedy hereunder.

6.  TERMINATION

    Upon the payment to LENDER from any source the sum of Two Hundred and Fifty Thousand Dollars ($250,000) plus interest, this Loan Agreement shall terminate and LENDER shall cancel all related agreements and/or deliver the COLLATERAL to BORROWER or the designees of BORROWER.


7.  SUCCESSORS AND ASSIGNS

    LENDER and BORROWER agree that this Loan Agreement shall be binding upon, inure to benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns.

8.  ATTORNEYS FEES

    If action be instituted regarding this Pledge Agreement the prevailing party shall be entitled to reasonable attorney's fees and costs.


9.  PRIOR AGREEMENTS

    This Pledge Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

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10. NOTICES

    All notices, offers, acceptances and other communications hereunder shall be made in writing signed by the party making the same, and shall be deemed delivered on the date mailed if sent by certified or registered United States mail, postage prepaid, to the addresses set forth below:

    Business Exchange Investments, Inc
    C/O Sol Yarmak
    4616 W. Sahara Blvd., Ste. 317
    Las Vegas, Nevada 89102

    Mark Zouvas
    C/O Power Exploration, Inc.
    5020 Collinwood Avenue, Suite 201
    Fort Worth, Texas 76107

    Or such other address as either party may specify by written notice to the other party

11. APPLICABLE LAW

    This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

12. COUNTERPART

    This Pledge Agreement may be executed in counterpart and each copy so executed shall be considered an original.

    IN WITNESS WHEREOF, the following have executed and delivered and have accepted this Pledge Agreement on the date given above.

    LENDER:                         BORROWER:

    BUSINESS EXCHANGE               POWER EXPLORATION, INC
    INVESTMENTS, INC

    By: /s/ SAUL YARMAK             By: /s/ M.O. RIFE, III
       ----------------                 ------------------------
       Saul Yarmak                      M.O. Rife, III, Chairman